Exhibit 3.2

STARWOOD CREDIT REAL ESTATE INCOME TRUST

BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Trust in the State of Maryland shall be located at such place as the Board of Trustees (“Board”) may designate.

Section 2. ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. There shall be no requirement to hold an annual meeting of the shareholders in any year.

Section 3. SPECIAL MEETINGS.

(a) General. Each of the chair of the board, the executive chairperson, the chief executive officer, the president, the Board or a majority of the Independent Trustees (as defined in the Declaration of Trust of the Trust (the “Declaration of Trust”)) may call a special meeting of shareholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of shareholders shall be held on the date and at the time and place set by the chair of the board, executive chairperson, chief executive officer, president, Board or majority of Independent Trustees, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the secretary of the Trust for the purposes of removing one or more Trustees and, subject to any Trustee qualifications required by the Declaration of Trust or these Bylaws, filling the resulting vacancy on the Board upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”). Shareholders may not request a special meeting for any other purpose or the consideration of any other matter. Notwithstanding the foregoing or subsection (b) of this Section 3, in the event there are no Trustees, any shareholder may call a special meeting for the purpose of electing Trustees to be held on the date and at the time and place set by any officer of the Trust (or, if there are no officers of the Trust, by the shareholder calling the meeting).

(b) Shareholder-Requested Special Meetings. (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder, each individual whom the shareholder proposes to nominate for election as a trustee and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of trustees or the election of each such individual, as applicable in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board. If the Board, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2) In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the removal of one or more Trustees and filling the resulting vacancy on the Board as set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Trust which are owned beneficially or of record by each such shareholder, and (iii) the nominee holder for, and number of, shares of beneficial interest of the Trust owned beneficially but not of record by such shareholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board fails to designate a place for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for a Shareholder-Requested Meeting, the Board may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board to call a special meeting. In the case of any Shareholder-Requested Meeting, if the Board fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairperson of the board, executive chairperson, chief executive officer, president or Board may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting, and to each shareholder not entitled to vote who is entitled to notice of the meeting, notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. Notice may be provided by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a public announcement (as defined herein) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 4. For purposes of these Bylaws, “Public Announcement” means disclosure in (A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board to be chair of the meeting or, in the absence of such appointment or appointed individual, by one of the following officers present at the meeting in the following order: the executive chairperson, the chairperson, chief executive officer, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary or, in the absence of such officers, a chair chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary or, in the secretary’s absence, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chair of the meeting, shall act as secretary. In the event that the secretary presides at a meeting of shareholders, an individual appointed by the Board or the chair of the meeting shall record the minutes of the meeting. Even if present at the meeting, the individual holding the office named herein may delegate to another individual the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results shall be made; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place either (1) announced at the meeting or (2) provided at a future time through means announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum (unless the Board, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting); but this section shall not affect any requirement under the Declaration of Trust for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the shareholders, the chair of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally convened. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting.

The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.

Section 7. VOTING. A nominee for election by the shareholders as trustee shall be elected as a trustee only if such nominee receives the affirmative vote of a plurality of the total votes cast at a meeting of shareholders duly called and at which a quorum is present. The affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the Declaration of Trust. Unless otherwise provided by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on any question or in any election may be viva voce unless the chair of the meeting shall order that voting be by ballot or otherwise.

Section 8. PROXIES. A holder of record of shares of beneficial interest of the Trust may cast votes in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of beneficial interest of the Trust registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or fiduciary may vote shares of beneficial interest registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy.

Shares of beneficial interest of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board may adopt any procedure it deems appropriate by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The procedure shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt by the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.

Section 10. INSPECTORS. The Board or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting (or one or more entities that designate individuals as inspectors to act at the meeting) or any postponement or adjournment thereof and any successor to the inspector. Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (a) determine the number of shares of beneficial interest represented at the meeting in person or by proxy and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. REMOTE COMMUNICATION. Notwithstanding anything to the contrary in these Bylaws, the Board or an authorized officer of the Trust may determine at any time, including, without limitation, after the calling of any meeting of shareholders, that any meeting of shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these Bylaws, if it is determined after notice of the meeting has been sent to shareholders that participation by shareholders in the meeting shall or may be conducted by means of remote communication, notice thereof may be provided at any time by press release or any other means of public communication not prohibited by law. Shareholders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting but participate by means of remote communication shall be considered present in person for all purposes under these Bylaws and may vote at such a meeting. Subject to any guidelines or procedures that the Board may adopt, any meeting at which shareholders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with the following, unless otherwise permitted by applicable law or regulation: (a) the Trust shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a shareholder or proxy holder; (b) the Trust shall implement reasonable measures to provide the shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (c) in the event any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Trust.

Section 12. SHAREHOLDERS’ CONSENT IN LIEU OF MEETING. Except as provided in the following sentence with respect to the election of Trustees, any action required or permitted to be taken at any meeting of shareholders by the Declaration of Trust or these Bylaws may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders or (b) if the action is advised, and submitted to the shareholders for approval, by the Board and a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders at which all shareholders entitled to vote were present and voted is delivered to the Trust in accordance with the Maryland Statutory Trust Act. If the election of Trustees is advised, and submitted to the shareholders for approval, by the Board or if there are no Trustees, the election of Trustees may be effected without a meeting if a consent in writing or by electronic transmission of shareholders entitled to cast a majority of the votes entitled to be cast generally in the election of Trustees is delivered to the Trust. The Trust shall give notice of any action taken by less than unanimous consent to each shareholder not later than ten days after the effective time of such action.

Section 13. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.

(a) General. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of shareholders at which Trustees are to be elected only (i) by or at the direction of the Board, (ii) by a shareholder that has requested that a special meeting be called for the purpose of electing Trustees in compliance with Section 3 of this Article II or (iii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing Trustees, by any shareholder of the Trust who is a shareholder of record at the record date set by the Board for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 13 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 13. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board, any shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information required by paragraph (b) of this Section 13 is delivered to the secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The postponement or adjournment of a special meeting (or public announcement thereof) shall not commence a new time period for the giving of a shareholder’s notice as described above.

(b) Information Required.

(1) A shareholder’s notice shall set forth as to each individual whom the shareholder proposes to nominate for election as a Trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

(2) A shareholder’s notice shall set forth as to the shareholder giving the notice and any Proposed Nominee (i) the class, series and number of all shares of beneficial interest or other securities of the Trust (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder or Proposed Nominee, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person, and (ii) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder or Proposed Nominee.

ARTICLE III

BOARD OF TRUSTEES

Section 1. GENERAL POWERS AND QUALIFICATIONS. Except as otherwise provided in the Declaration of Trust, the business and affairs of the Trust shall be managed under the direction of the Board.

Section 2. NUMBER, ELECTION AND TERM OF TRUSTEES. The number of Trustees constituting the entire Board may be changed from time to time by a majority of the entire Board; provided, however, that the number of Trustees shall in no event be fewer than three (3), nor more than fifteen (15). At all times, except for a period of up to 60 days after the death, removal or resignation of, or other vacancy involving, an Independent Trustee (as hereinafter defined) pending the election of a successor Independent Trustee, a majority of the Board shall be Independent Trustees. Trustees need not be shareholders of the Trust. Each Trustee shall serve until his or her resignation, removal, death or adjudication of legal incompetence or the election and qualification of his or her successor. A vacancy on the Board for any reason other than removal for “cause” by the shareholders may be filled only by a vote of a majority of the remaining Trustees; provided, that any vacancy involving an Independent Trustee may be filled only by a vote of a majority of the remaining Independent Trustees. If a Trustee is removed by Shareholders for “cause” as set forth in the Declaration of Trust or if there are no Trustees, the successors to the Trustees shall be elected by the Shareholders. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to the Declaration of Trust at the time of the decrease.

Section 3. RESIGNATION. A Trustee of the Trust may resign at any time by giving written notice of his, her or its resignation to the Board or the Chair of the Board or the President or the Secretary of the Trust. Any resignation shall take effect immediately upon its receipt or at such later time as specified in the resignation. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

Section 4. PLACE OF MEETINGS. Meetings of the Board may be held at any place that the Board may from time to time determine or that is specified in the notice of the meeting, or by means of remote communication as set forth in Section 13 hereof, if so designated by the Board.

Section 5. REGULAR MEETINGS. The Board may establish regular meetings at any time in its sole discretion. The Board may provide, by resolution, the time and place of regular meetings of the Board without other notice than such resolution.

Section 6. SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the chairperson of the Board, the lead Independent Trustee (if any), the executive chairperson, the chief executive officer, the president or a majority of the Trustees then in office.

Section 7. NOTICE OF SPECIAL MEETINGS. Notice of each special meeting of the Board shall be given by the secretary as hereinafter provided. Each notice shall state the time and place of the meeting, or that the meeting is being held by means of remote communication, and shall be delivered to each Trustee, either personally or by telephone or other standard form of telecommunication or electronic transmission, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Trustee at his residence or usual place of business, and mailed at least three (3) days before the date on which the meeting is to be held.

Section 8. QUORUM AND VOTING. A majority of the Trustees then in office shall constitute a quorum for the transaction of business, provided that, if less than a majority of such Trustees is present at such meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a specified group of Trustees is required for action, a quorum must also include a majority or such other percentage of such group. Except as otherwise expressly required by the Declaration of Trust or these Bylaws, the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board. The Trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave fewer Trustees than required to establish a quorum. If enough Trustees have withdrawn from a meeting to leave fewer Trustees than required to establish a quorum, but the meeting is not adjourned, the action of a majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration or these Bylaws.

Section 9. CHAIRPERSON OF THE BOARD. The Board may designate from among its members a chairperson of the Board, who shall not, solely by reason of such designation, be an officer of the Trust. The Board may designate the chair of the Board as an executive or non-executive chair. The chairperson of the Board shall perform such duties as may be assigned to him or her by these Bylaws or the Board.

Section 10. ORGANIZATION. The chairperson of the Board shall preside at each meeting of the Board. In the absence or inability of the chairperson of the Board to act, the president (if a Trustee), or, in the president’s absence or inability to act, another Trustee chosen by a majority of the Trustees present, shall act as chair of the meeting and preside at the meeting. The secretary (or, in the secretary’s absence or inability to act, any person appointed by the chair) shall act as secretary of the meeting and keep the minutes of the meeting.

Section 11. COMMITTEES. The Board may designate one (1) or more committees of the Board, including, but not limited to, an executive committee, an audit committee, an investment committee, and a nominating committee, each consisting of one (1) or more Trustees, provided that each committee consists of at least a majority of Independent Trustees. To the extent provided in the resolutions adopted by the Board, the committee or committees shall have and may exercise the powers of the Board in the management of the business and affairs of the Trust. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of an absent member.

Section 12. CONSENT OF TRUSTEES IN LIEU OF A MEETING. Any action required or permitted to be taken at any meeting of the Board or any committee of the Board may be taken without a meeting if a majority of the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the consent or consents, in paper or electronic form, are filed with the minutes of the proceedings of the Board or committee.

Section 13. REMOTE COMMUNICATION. Meetings of the Board or any committee of the Board may be conducted by means of remote communication or both at a physical location and by means of remote communication. Members of the Board or any committee of the Board may participate remotely in any Board or committee meeting via communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

Section 14. COMPENSATION. Each Trustee shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board, including a fee for each meeting of the Board or any committee thereof, regular or special, that such Trustee attends. Trustees may also be reimbursed by the Trust for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

Section 15. RATIFICATION. The Board or the shareholders may ratify any act or inaction (an “Act”) by the Trust or its officers to the extent that the Board or the shareholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders. Any Act questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board or by the shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 16. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During an Emergency, unless otherwise provided by the Board, (i) a meeting of the Board or a committee thereof may be called by any Trustee or officer by any means feasible under the circumstances;

(ii) notice of any meeting of the Board or a committee thereof during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Trustees necessary to constitute a quorum shall be one-third of the entire Board or committee thereof.

Section 17. GOVERNANCE. The Board may from time to time require all of its members (including any individual nominated to serve as a Trustee) to agree in writing as to matters of corporate governance, business ethics and confidentiality, as amended and supplemented from time to time in the discretion of the Board, while such persons serve as a Trustee.

Section 18. RELIANCE. Each Trustee, officer, employee or agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee, officer, employee or agent reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Trustee, officer, employee or agent reasonably believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Board on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

Section 19. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. A Trustee, officer, employee or agent shall have no responsibility to devote his or her full time to the affairs of the Trust. Any Trustee, officer, employee or agent, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.

ARTICLE IV

OFFICERS

Section 1. GENERAL PROVISIONS. The Board may, from time to time, appoint and remove officers, employees and other agents of the Trust, to serve at the pleasure of the Board, with such powers and duties as the Board may determine. The officers of the Trust may include one or more executive chairmen, chief executive officers, presidents, vice presidents, chief operating officers, chief financial officers, treasurers, secretaries, and such other officers with such powers and duties as the Board shall deem necessary or desirable. The officers of the Trust, if any, shall be appointed by the Board, except that the executive chairperson, chief executive officer or president may from time to time appoint one or more vice presidents or other subordinate officers. The duties of the officers of the Trust shall be as set forth in these Bylaws and as from time to time prescribed by the Board or, in the case of any officer other than the executive chairperson, chief executive officer or president, the executive chairperson, chief executive officer or president. Each officer shall serve until his or her successor is appointed and qualifies or until his or her death or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Appointment of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent. In the absence of any other appointment of such officers, solely for the purpose of executing and attesting any amendment to the Certificate or any other document required by law to be executed and/or attested by one or more officers of the Trust, the chairperson of the Board shall be the chief executive officer and president of the Trust and any individual signing as such at the direction of the Board shall be the secretary of the Trust.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board, and any subordinate officer or agent of the Trust may be removed, with or without cause, by the executive chairperson, chief executive officer or president of the Trust, but any such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board, or to the executive chairperson, chief executive officer, president or secretary of the Trust, if one is then appointed. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. EXECUTIVE CHAIRPERSON. The Board may designate one or more executive chairpersons. The executive chairperson shall have general responsibility for implementation of the policies of the Trust, as determined by the Board, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all responsibilities and duties incident to the office of executive chairperson and such other responsibilities and duties as may be prescribed by the Board from time to time.

Section 4. CHIEF EXECUTIVE OFFICER. The Board may designate one or more chief executive officers. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all responsibilities and duties incident to the office of chief executive officer and such other responsibilities and duties as may be prescribed by the Board from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board may designate one or more chief operating officers. The chief operating officer shall have the responsibilities and duties as determined by the Board or the executive chairperson or chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board may designate one or more chief financial officers. The chief financial officer shall have the responsibilities and duties as determined by the Board or the executive chairperson or chief executive officer.

Section 7. PRESIDENT. In the absence of an executive chairperson or chief executive officer, one or more presidents shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a chief operating officer by the Board, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all responsibilities and duties incident to the office of president and such other responsibilities and duties as may be prescribed by the Board from time to time.

Section 8. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the responsibilities and duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other responsibilities and duties as from time to time may be assigned to such vice president by the executive chairperson, chief executive officer, the president or the Board. The Board may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

Section 9. SECRETARY. One or more secretaries shall (a) keep the minutes of the proceedings of the shareholders, the Board and committees of the Board, if any, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other responsibilities and duties as from time to time may be assigned to him or her by the executive chairperson, chief executive officer, the president or the Board.

Section 10. TREASURER. One or more treasurers shall have the custody of the funds and securities of the Trust, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board and in general perform such other responsibilities and duties as from time to time may be assigned to him or her by the executive chairperson, chief executive officer, the president or the Board. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Trust.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and Board, at the regular meetings of the Board, if any, or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

Section 11. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board, except that the executive chairperson, chief executive officer or president may, from time to time, set the compensation for any vice president or other subordinate officer. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Trustee.

ARTICLE V

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board may authorize any officer or agent of the Trust or the Board to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, loan, note, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust or the Board in such manner as shall from time to time be determined by the Board.

Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board, the executive chairperson, chief executive officer, the president, the chief financial officer, or any other officer or agent of the Trust or the Board designated by the Board may determine.

ARTICLE VI

SHARES

Section 1. CERTIFICATES. Except as may be otherwise provided by the Board or any officer of the Trust, shareholders of the Trust are not entitled to certificates evidencing the shares of beneficial interest held by them. In the event that the Trust issues shares of beneficial interest evidenced by certificates, such certificates shall be in such form as prescribed by the Board or a duly authorized officer. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are evidenced by certificates.

Section 2. TRANSFERS. All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board or an officer of the Trust that such shares shall no longer be evidenced by certificates.

The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. The Board or any officer or agent of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board or an officer of the Trust has determined that such certificates may be issued. Unless otherwise determined by the Board or an officer or agent of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.

Section 4. FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board may authorize the Trust to issue fractional shares or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board may authorize the Trust to issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VII

ACCOUNTING YEAR

The Board shall have the power, from time to time, to fix the fiscal year of the Trust.

ARTICLE VIII

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Board, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board may from time to time, in its sole and absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Board shall determine, and the Board may modify or abolish any such reserve.

ARTICLE IX

SEAL

Section 1. SEAL. The Board may authorize the adoption of a seal by the Trust. The seal, if any, shall contain the name of the Trust and the year of its formation and the words “Formed Maryland.” The Board may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XI

AMENDMENT OF BYLAWS

The Board shall have the exclusive power, at any time, to adopt, amend, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XII

INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust, the Board may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XIII

MISCELLANEOUS

All references to the Declaration of Trust shall include all amendments and supplements thereto.

As adopted December 1, 2023

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